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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            ACX TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)


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                            ACX TECHNOLOGIES, INC.
                           4455 Table Mountain Drive
                            Golden, Colorado 80403
                                (303) 215-4600


                   Notice of Annual Meeting of Shareholders
                            To Be Held May 9, 2000

The Annual Meeting of Shareholders of ACX Technologies, Inc. ("ACX" or the "Company"), a Colorado corporation, will be held on May 9, 2000 at 10:30 A.M. (local time) at the Arvada Center for the Arts and Humanities, 6901 Wadsworth Boulevard, Arvada, Colorado, for the following purposes:

     (i)    to elect two directors for a three-year term;
     (ii) to consider and vote upon a proposed amendment to the Articles of Incorporation of the Company to change the Company's name to "Graphic Packaging International Corporation";
     (iii) to approve amendments to the Company's Executive Incentive Plan to include return of invested capital in the financial measurements and to update the eligible participants and maximum awards;
     (iv) to approve an amendment to the Company's Equity Compensation Plan For Non-Employee Directors to increase the number of shares of Common Stock authorized for issuance to 150,000 shares; and
     (v) to transact any other business that may properly come before the meeting.

Shareholders of the Company of record at the close of business on March 22, 2000 are entitled to vote at the meeting and any adjournment of the meeting.

Whether you expect to attend the meeting in person, please mark, sign, date, and return the accompanying proxy in the return envelope provided. No postage is necessary if mailed in the United States. Any person giving a proxy has the power to revoke it at any time, and shareholders who are present at the meeting may withdraw their proxies and vote in person.

ALL SHAREHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE SHAREHOLDERS' MEETING.



By Order of the Board of Directors,



Jill B. W. Sisson, Secretary
March 30, 2000

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.
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                                Proxy Statement

     This Proxy Statement is being furnished to holders of Common Stock of ACX Technologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders on May 9, 2000 (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement and the accompanying Proxy card are first being mailed to stockholders of the Company on or about March 30, 2000.

Time, Place and Purpose

The Meeting will be held at 10:30 A.M. (local time) on May 9, 2000 at the Arvada Center for the Arts and Humanities, 6901 Wadsworth Boulevard, Arvada, Colorado. At the meeting the Shareholders of the Company will be asked to consider and vote upon the following proposals: (i) to elect two directors for a three-year term; (ii) to consider and vote upon a proposed amendment to the Articles of Incorporation of the Company to changing the Company's name to "Graphic Packaging International Corporation"; (iii) to consider and vote upon proposed amendments to the Company's Executive Incentive Plan to include return on invested capital in the financial measurements and to update eligible participants and maximum awards; (iv) to consider and vote upon an amendment to the Company's Equity Compensation Plan For Non-Employee Directors to increase the number of shares of Common Stock authorized for issuance to 150,000 shares; and (v) to transact any other business that may properly come before the meeting.

Voting Procedure

     If you return the signed proxy before the meeting, the shares will be voted according to your directions. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY CARD, THE SHARES WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

    After giving a proxy, you may cancel it at any time before it is exercised by (1) delivering written notice to the Company, (2) substituting a new proxy executed at a later date, or (3) requesting, in person at the Annual Meeting, that the proxy be returned.

Who Can Vote and Votes Required

    If you are a shareholder of record at the close of business on March 22, 2000, you will be entitled to receive notice of and to vote at the Meeting. At the close of business on March 22, 2000, there were 28,576,771 shares of the Company's $.01 par value common stock outstanding ("Common Stock"). Each share of Common Stock is entitled to one vote. A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. Cumulative voting is not allowed in the election of directors or for any other purposes.

    With respect to the election of directors proposal, you may vote "FOR" all nominees, may withhold your vote for all nominees or you may withhold your vote for a specific nominee. If you withhold authority to vote for a director nominee in the election of directors, your vote will be excluded entirely and will have no effect. With respect to all other proposals, you may vote "FOR" or "AGAINST" the proposal, or "ABSTAIN" from voting on that proposal.

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     If your shares are registered in the name of a broker or other "street name" nominee, your votes will only be counted as to those matters actually voted. If you do not provide voting instructions, they will not be counted (commonly referred to as "broker non-votes"). Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Solicitation Costs

     The solicitation of your proxy will initially be conducted by mail; however, further solicitations may be made by telephone or oral communication. Officers, directors and employees of the Company may solicit proxies but will not receive any special compensation. Also arrangements, including reimbursement for expenses in forwarding proxy materials, will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of Common Stock. All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed material will be paid for by the Company.

The Company

     The Company was formed in August 1992 as a holding company for the packaging, ceramics, aluminum and developmental businesses formerly owned by Adolph Coors Company ("ACCo"). Effective December 27, 1992, ACCo distributed to its shareholders all then outstanding shares of the Company's Common Stock (the "ACX Spin-Off"). The principal subsidiary of ACCo is Coors Brewing Company ("Coors Brewing" or "CBC"). Unless the context indicates otherwise, the term the "Company" or "ACX" is used in this Proxy Statement to include ACX Technologies, Inc. and any of its subsidiaries including CoorsTek, Inc., (formerly known as Coors Porcelain Company) and its subsidiaries (collectively referred to as "CoorsTek"), Graphic Packaging Corporation and its subsidiaries (collectively referred to as "Graphic Packaging" or "GPC"), Golden Technologies Company, Inc. and its subsidiaries (collectively referred to as "Golden Technologies" or "GTC"), and Golden Aluminum Company and its subsidiaries (collectively referred to as "Golden Aluminum" or "GAC").

     In March 1997, the Company sold GAC to Crown Cork & Seal ("Crown") under an agreement, later amended, which gave Crown the right to transfer GAC back to the Company before September 1999. Crown transferred GAC back to the Company effective August 23, 1999. The Company then sold the assets of GAC to Alcoa, Inc. effective November 5, 1999.

     In June 1999 the Board of the Company determined that a distribution of all the outstanding Common Stock of CoorsTek to the owners of the Company's Common Stock would enable the management of the Company's two remaining principal lines of business - Graphic Packaging and CoorsTek - to operate and develop these businesses more effectively. Thus, effective December 31, 1999 ACX distributed to its shareholders all the outstanding shares of the Common Stock of CoorsTek (the "CoorsTek Spin-Off"). In connection with the consummation of the CoorsTek Spin-Off, John K. Coors and Joseph Coors, Jr. resigned their positions as officers and directors of ACX effective December 31, 1999. See "Certain Relationships and Related Transactions - Transactions with CoorsTek."

     During 1999, the Company sold or closed substantially all the businesses of Golden Technologies.

     As a result of the actions taken in 1999, the remaining core business of ACX is the packaging business conducted through the Company's owned subsidiary, Graphic Packaging.

                                       2
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PROPOSAL I - Election of Directors


     The Board of Directors of the Company (the "Board") is divided into three classes, designated Class I, Class II and Class III. Members of each class are elected for a three-year term. Two Class III directors will be elected at the upcoming 2000 Annual Meeting, three Class I directors at the 2001 Annual Meeting, and two Class II directors at the 2002 Annual Meeting. Each of the nominees is currently a director of the Company and has agreed to serve on the Board if elected. There is presently one vacancy among the Class II directors which the Company expects will be filled by the Board some time after the 2000 Annual Meeting. If any of the nominees for the Class III directors are unavailable for election, the proxies will be voted for a substitute nominee(s) designated by the Board.

     Proxies are solicited in favor of the nominees for the Class III directors named below with the term of office of each to continue until the 2003 annual shareholders' meeting. The persons named in the accompanying proxy will vote for the election of the two nominees, unless the authority to vote is withheld. The two nominees with the highest number of votes cast in favor of their election will be elected to the Board.

     The following lists the two nominees for election as directors of the Company and the four directors of the Company whose term of office will continue after the Meeting, including the age of each person, the position with the Company or principal occupation of each person, certain other directorships held and the year each person became a director of the Company.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS

                   Principal Occupation or Employment                                      Director
                         and Directorships                                         Age      Since
------------------------------------------------------------------------------  --------   --------

JOHN D. BECKETT                                                                       61     1993
President of the R. W. Beckett Corporation, a manufacturer of components for oil and gas heating, since 1965.

WILLIAM K. COORS                                                                      83     1992
Chairman of the Company since its formation in August 1992; Chairman of ACCo since 1989; President of ACCo since 1989; Chairman of Coors Brewing;
also a director of ACCo since 1940.

Vote Required and Board of Directors' Recommendation

  The two nominees for director having the highest number of votes cast in favor of their election will be elected to the Board of Directors.


                       THE BOARD OF DIRECTORS RECOMMENDS
                 A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE

                                       3
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CLASS I DIRECTORS WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING

JEFFREY H. COORS                                                                               55   1992
President of the Company since its formation in August 1992; President of
Graphic Packaging from June 1997 and Chairman of Graphic Packaging since 1985; Executive Vice President of ACCo from 1991 to 1992; President of Coors Technology Companies from 1989 to 1992; President of ACCo from
1985 to 1989.

JOHN H. MULLIN, III                                                                            58   1992
Chairman of Ridgeway Farm since 1989, a limited liability company engaged in timber activities and farming; Director of ACCo from 1989 to 1992; also a director of
Alex Brown Realty, Inc., The Liberty Corporation, Carolina Power & Light, Inc. and
a trustee of The Putnam Funds.

JAMES K. PETERSON                                                                              65   1997
President of The Peterson Group, an investment firm, since 1990; Chief
Executive Officer and a Director of Graphic Packaging Corporation from
1982 to 1989; Chief Operating Officer and a director of Ludlow Corporation from 1980 to 1982; employed by Continental Can Company from 1971 to
1980, most recent position was Vice President.

CLASS II DIRECTOR WHOSE TERM EXPIRES AT THE 2002 ANNUAL MEETING

     Principal Occupation or Employment                                                            Director
          and Directorships                                                                   Age   Since
     ----------------------------------                                                       ---  -------

JOHN HOYT STOOKEY                                                                              69   1993
Chairman of Suburban Propane since March 1996; Non-executive Chairman of
Quantum Chemical Company, a subsidiary of Hanson PLC, from 1993 to March 1996;
President and Chairman of Quantum Chemical Corporation from 1985 to 1993; also a trustee of United States Trust Company of New York and a director of Suburban
Propane Partners, The Clark Foundation and The Robert Sterling Clark Foundation.

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Board of Directors and Board Committees

     The Board of Directors held four regular meetings and five special meetings during 1999. In addition, the Board took action two times by unanimous written consent. Each director attended at least 75 percent of the total number of meetings of the Board and the committees on which he served.

     Joseph Coors was a member of the Board until August 1996 when he retired and was named Director Emeritus by the Board. As Director Emeritus, Mr. Coors provides advice and consulting services to the Board. For these services, he participates in the Company's Equity Compensation Plan for Non-Employee Directors and receives an annual retainer, which is described below. However, he is not a voting member of the Board and is not counted for quorum purposes.

     John K. Coors and Joseph Coors, Jr. resigned as members of the Board effective December 31, 1999 in connection with the CoorsTek Spin-Off.

     The Board has established four standing committees: Audit, Compensation, Executive and Director. During 1999, membership of the Committees was as follows:

        Board Member           Board       Audit         Compensation      Executive       Director
------------------------------------------------------------------------------------------------------
W. K. Coors                      X*                                            X*
------------------------------------------------------------------------------------------------------
J. D. Beckett                    X           X                                                X
------------------------------------------------------------------------------------------------------
R. P. Godwin                     X           X*
------------------------------------------------------------------------------------------------------
J. K. Coors **                   X
------------------------------------------------------------------------------------------------------
J. H. Mullin, III                X                            X*
------------------------------------------------------------------------------------------------------
J. Coors, Jr.**                  X                                             X
------------------------------------------------------------------------------------------------------
J. A. Peterson                   X           X
------------------------------------------------------------------------------------------------------
J. H. Coors                      X                                             X              X
------------------------------------------------------------------------------------------------------
J. H. Stookey                    X                            X                               X*
------------------------------------------------------------------------------------------------------
Meetings Held in 1999***         9           4                4                4              0
------------------------------------------------------------------------------------------------------

  *    Chairman
  **   No longer a director of the Company
  ***  Does not include two actions by unanimous consent

Audit Committee (all members are non-employee directors)
    . Reviews the scope and results of the audit of the Company by the Company's independent accountants;
    .   Recommends the appointment of the Company's independent accountants;
    . Reviews the adequacy of the Company's systems of internal control and accounting policies and procedures, including compliance with the Company's ethics policy;
    . Directs and supervises investigations into matters within the scope of its duties.

Compensation Committee (all members are non-employee directors)
    .   Reviews and recommends to the Board compensation of management personnel;
    .   Reviews and approves executive incentive and benefit plans.

Executive Committee (1 member is a non-employee director and 1 is an employee director)

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    .   Exercises all of the authority of the Board when the Board is not in session except as provided in the Company's Articles, Bylaws and applicable law.

Directors' Committee (2 members are non-employee directors and 1 member is an employee director)
    .   Considers and recommends nominees for election as directors;
    .   Reviews and evaluates the performance of the Board.
    . The committee will consider nominees recommended by shareholders; shareholders who wish to recommend director candidates to the Director Committee should provide the Secretary of the Company with the candidate's name, biographical data and qualifications.

Compensation of Directors

     Employee directors do not receive additional compensation for serving as directors of the Company. Each non-employee director and the Director Emeritus of the Company receive an annual retainer of $35,000, 20 percent of which is paid in shares of Common Stock. The balance of the retainer is paid in cash unless the non-employee director or the Director Emeritus elects to take all or a portion of it in Common Stock. All shares of Common Stock received by non-employee directors and the Director Emeritus are subject to forfeiture until completion of the annual term which ends on the date of the annual shareholders' meeting following receipt of the shares.

     In addition, each non-employee director receives a grant of 2,000 non-qualified stock options at the beginning of his three-year term as director.
The options, with an exercise price equal to 100% of market value on the date of grant, vest in equal increments over the three-year period and expire, if unexercised, six years from the date they vest.

     No additional amounts are paid to directors for committee meetings. Directors and the Director Emeritus are reimbursed for expenses incurred while attending Board or committee meetings and in connection with any other Company business. In addition, the Company purchases accidental death and dismemberment insurance for the non-employee directors and the Director Emeritus.

Family Relationships

     Jeffrey H. Coors, John K. Coors and Joseph Coors, Jr. are brothers, and are sons of Joseph Coors and nephews of William K. Coors.

                                       6
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PROPOSAL 2 - NAME CHANGE AMENDMENT TO THE ARTICLES OF INCORPORATION

     The Board of Directors has unanimously approved and recommended that the shareholders consider and approve an amendment to Article One of the Articles of Incorporation of the Company (the "Articles"), which would change the name of the Company from "ACX Technologies, Inc." to "Graphic Packaging International
Corporation."   A copy of the Articles of Amendment to the Articles of
Incorporation for this amendment is annexed to this Proxy Statement as Exhibit
A. To be adopted, this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the Meeting.

     The Board of Directors of the Company believes that it is in the best interests of the Company and its shareholders to amend the Articles to give effect to the proposed amendment. As a result of the CoorsTek Spin-Off the remaining core business of the Company is the packaging business conducted through the Company's wholly owned subsidiary, Graphic Packaging. The Board of Directors considers the proposed name change desirable because it would more accurately reflect the business conducted by the Company.

Vote Required and Board of Directors' Recommendation

     Approval requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NAME CHANGE
PROPOSAL.


PROPOSAL 3 - APPROVE AMENDMENTS TO EXECUTIVE INCENTIVE PLAN

     The Company is seeking shareholder approval of amendments to the Company's Executive Incentive Plan (the "Incentive Plan"). The Board of Directors unanimously approved, subject to shareholder approval. The following amendments to the Plan: (i) to modify the eligible participants in the Plan to more accurately reflect the Company's structure and principal business by including executive officers, division presidents, and president and senior vice-president of sales and marketing; (ii) to modify the financial goals which may be considered by the Board to include return on invested capital (which is defined as the divisional net income divided by a five quarter average of invested capital); and (iii) to specify the officers eligible for stated levels of maximum awards.

     The Incentive Plan is designed to reward participants for the achievement of performance goals set by the Compensation Committee. The Board of Directors believes that compensation tied to the financial performance of the Company provides a strong link between shareholder value and executive pay. The amendments to the Incentive Plan are being submitted for shareholder approval in order to comply with the requirements of Section 162(m) of the Internal Revenue Code regarding performance-based compensation, so that amounts paid under the Plan are tax deductible to the Company. A summary of the features of the Incentive Plan appears below which is qualified in its entirety by reference to the terms of the Incentive Plan, a copy of which, as amended, may be obtained upon written request to the Company's Secretary.

     Participation. Participants in the Incentive Plan are executive officers, division presidents and president and senior vice-president of sales and marketing (11 persons).

     Administration. The Incentive Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") which consists entirely of outside directors. The Committee has the authority to determine performance goals, to establish terms and conditions of the various

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compensation incentives granted under the Incentive Plan, and to reduce an incentive award to adjust for an unintended benefit.

      Awards. The Incentive Plan provides for payment of cash bonuses and annual grants of non-qualified stock options, the right to purchase shares of the Company's Common Stock. Cash bonuses are awarded based on the achievement of financial goals established by the Committee at the beginning of the fiscal year. These financial goals may be one or more of the following: operating income, earnings before interest and taxes, return on net assets employed, return on equity, return on capital, return on invested capital, earnings per share and/or cash flow of Company or its divisions. Bonus awards as a percent of annual salary are the same for all participants. If the financial goal is met, participants receive a "target" bonus of 50 percent of annual salary. The Committee also establishes a threshold level below which no bonus is earned and a performance level above target at which 100 percent of salary may be earned. Potential awards are uncapped and may exceed 100 percent of salary; however, the awards may not exceed certain maximums set to meet the Internal Revenue Code's
Section 162(m) limitation. These maximum amounts are $1.5 million for the President of the Company and $1.0 million for all other eligible participants. If a bonus is earned which is greater than 100 percent of salary, the portion above 100 percent is paid in cash except in those cases where the participant has not met the Company's stock ownership guidelines, in which case it is paid in Common Stock.

      Stock options under the Incentive Plan are granted in conjunction with the Company's Equity Incentive Plan and are subject to all of the terms and conditions of the Equity Incentive Plan. The options are exercisable for a period of time as determined by the Committee; however, no options may be exercised for at least six months after the date of grant. The exercise price of each option granted is the fair market value of the Company's stock at the time of grant. The option price may be paid in cash, by surrendering shares owned for more than six months or through irrevocable instructions to a broker to deduct the exercise price from the proceeds of the sale.

       Determination of Award Payouts. The Committee established performance goals under the Incentive Plan at the beginning of 2000. Cash bonus awards are based on the achievement of these pre-established performance goals including, under the Plan as proposed to be modified, return on invested capital. The actual amounts to be paid cannot be determined until the end of the year because they are dependent on the Company's financial performance during the fiscal year. The amount of cash bonuses which would have been paid in 1999 under the modified Plan cannot be determined because of the number of acquisitions and dispositions during the year. Bonuses paid in 1999 under the existing Plan are included in Executive Compensation-Summary Compensation Table, below.

       Stock option grants under the Incentive Plan to directors and executive officers, including the officers named in the Summary Compensation Table below, is subject to the discretion of the Committee. As of the date of this proxy statement, there has been no determination by the Committee with respect to future awards under the Incentive Plan to any executive officer of the Company. Accordingly, future awards are not determinable. The table under "Executive Compensation -- Option/SAR Grants in Last Fiscal Year" provides information with respect to the grant of options to the Company's chief executive officers and the other executives officers named in the Summary Compensation Table below during fiscal 1999.

        Amendment. The Committee may amend the Incentive Plan without shareholder approval where it is not required to satisfy any statutory or regulatory requirements.

        Change of Control. In the event of a change of control, as defined under the Incentive Plan, prorated cash bonuses will normally be calculated and paid, if any are earned. Also, outstanding stock option awards which have not yet vested will immediately vest and become exercisable.

                                       8
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     Federal Income Tax Consequences.  The grant of a non-qualified stock option is not taxable to the recipient. If the option is exercised, the optionee will recognize income equal to the difference between the fair market value at the time of exercise and the exercise price. At the time of exercise, the Company takes a deduction for an amount equal to the income recognized by the optionee.

Vote Required and Board of Directors' Recommendation

     Approval requires the affirmative vote of a majority of the shares of Common Stock present or represented and voting at the meeting.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

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PROPOSAL 4 - APPROVE AMENDMENT TO EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE
DIRECTORS


     The Company is seeking shareholder approval of an amendment to the Company's Equity Compensation Plan for Non-Employee Directors (the "Directors' Plan") to increase the number of shares of Common Stock authorized for issuance thereunder from 50,000 shares to 150,000 shares.

     The Company originally adopted this Plan in 1992 to encourage directors to own Company Common Stock in order to align their interests more closely with the Shareholders.

     Each Non-Employee Director of the Company currently receives 20 percent of the annual director retainer in the form of an annual grant of restricted shares of Common Stock (the "Minimum Grant"), and each Non-Employee Director may make an annual election to receive any or all of the balance of the annual retainer in the form of restricted shares of Common Stock (the "Elective Grant"), subject to forfeiture provisions and certain restrictions. The total number of shares included in the Minimum Grant and the Elective Grant are determined by dividing the amount of the retainer that is to be paid in Common Stock by the fair market value on the date of grant. The annual director retainer is currently $35,000.

     In light of the number of shares previously issued under the Plan as a result of the Directors' Elective Grants since inception of the Plan in 1992 and the adjustment in the market price of the Common Stock following the Spin-Off, the Company would not have available enough shares to permit all Non-Employee Directors to receive the Minimum Grant and any Elective Grant without increasing the number of shares of Common Stock authorized for issuance under the Directors' Plan during fiscal year 2000. As a result, the Board approved the increase in the number of shares of Common Stock authorized for issuance, subject to shareholder approval.

     The foregoing description of the proposed amendment to the Directors'
Plan is not a complete summary and is qualified in its entirety by reference to the terms of the Directors' Plan, a copy of which, as proposed to be amended, may be obtained upon written request to the Company's Secretary.

Vote Required and Board of Directors' Recommendation

     Approval requires the affirmative vote of a majority of the shares of Common Stock present or represented and voting at the meeting.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table lists beneficial ownership of Common Stock as of March 22, 2000 by owners of more than five percent of the Common Stock, each director and executive officer, and all directors and executive officers as a group:

---------------------------------------------------------------------------------------------------------------
                                                 Address                    Amount and Nature           Percent
Name                                          for 5% Owners            of Beneficial Ownership (1)     of Class
---------------------------------------------------------------------------------------------------------------
Adolph Coors, Jr. Trust                   Adolph Coors Company                 2,800,000                  9.8%
(William K. Coors, Jeffrey H. Coors,        Golden, Colorado  80401
J. Brad Coors, Joseph Coors, and
Peter H. Coors, co-trustees with
shared voting and investment power)

Grover C. Coors Trust                   Adolph Coors Company                   2,727,016                  9.5%
(William K. Coors, Jeffrey H. Coors,      Golden, Colorado  80401
John K. Coors, Joseph Coors, and
Joseph Coors, Jr., co-trustees with
shared voting and investment power)

May Kistler Coors Trust                 Adolph Coors Company                   1,726,652                  6.0%
(William K. Coors, Jeffrey H. Coors,      Golden, Colorado  80401
Joseph Coors, Joseph Coors, Jr. and
Peter H. Coors, co-trustees with
shared voting and investment power)

Jeffrey H. Coors (2)(3)                 ACX Technologies, Inc.                 3,029,176                 10.6%
                                        4455 Table Mountain Drive
                                        Golden, Colorado  80403

Herman F. Coors Trust                   Adolph Coors Company                   1,435,000                  5.0%
(William K. Coors, Jeffrey H. Coors,      Golden, Colorado  80401
Joseph Coors, Joseph Coors, Jr. and
Peter H. Coors, co-trustees with
shared voting and investment power)

Joseph Coors (2)(4)                     Adolph Coors Company                   1,986,409                  7.0%
                                          Golden, Colorado  80401
John D. Beckett (2)                                                               34,187                    *
Joseph Coors, Jr. (2)(5)                                                       1,783,060                  6.4%
William K. Coors (2)(6)                                                        1,859,151                  6.5%
John H. Mullin, III (2)                                                           31,911                    *
James K. Peterson (2)                                                             25,412                    *
John Hoyt Stookey (2)                                                             19,893                    *
Jed J. Burnham (2)                                                               172,743                    *
Gail A. Constancio (2)(8)                                                         50,108                    *
David W. Scheible (7)                                                                128                    *
Jill B. W. Sisson (2)(9)                                                         124,613                    *

Directors and Executive Officers as a Group (11 persons)                       7,130,382                 25.0%
---------------------------------------------------------------------------------------------------------------

    *  Holds less than 1% of the Common Stock.

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power.

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(2) Includes shares of Common Stock issuable pursuant to options which are currently exercisable or will be exercisable within 60 days.

(3) Includes 1,726,652 shares held by Jeffrey H. Coors as trustee of the May Kistler Coors Trust, as to which he shares voting and investment power with William K. Coors, Joseph Coors, Joseph Coors, Jr. and Peter H. Coors, as co-trustees. Also does not include: 131,677 shares of Common Stock restricted and unissued until the earlier of (i) grantee's retirement, death, disability or termination of employment, or (ii) the year 2000 (10,421 shares), 2001 (6,552 shares), 2002 (9,726 shares), 2004 (18,375 shares),
    2005 (20,826) and 2010 (22,965 shares); or 121,343 shares of Common Stock restricted and unissued until retirement. Includes 1,191,390 shares issuable pursuant to options that are currently exercisable or will be exercisable within 60 days.

(4) Includes 250,000 shares held by Joseph Coors as co-trustee of his revocable trust. Also includes 1,726,652 shares held by Joseph Coors as trustee of the May Kistler Coors Trust, as to which he shares voting and investment power with William K. Coors, Jeffrey H. Coors, Joseph Coors, Jr. and Peter H. Coors, as co-trustees. Includes 3638 shares issuable pursuant to options that are exercisable or will be exercisable within 60 days.

(5) Includes 1,726,652 shares held by Joseph Coors, Jr. as trustee of the May Kistler Coors Trust, as to which he shares voting and investment power with William K. Coors, Jeffrey H. Coors, Joseph Coors and Peter H. Coors, as co-trustees. All options to purchase shares of Company Common Stock were converted into CoorsTek options and all stock units under the deferred compensation plan were converted in CoorsTek stock units as a result of the CoorsTek Spin-Off.

(6) Includes 1,726,652 shares held by William K. Coors as trustee of the May Kistler Coors Trust, as to which he shares voting and investment power with Jeffrey H. Coors, Joseph Coors, Joseph Coors, Jr. and Peter H. Coors, as co-trustees. Does not include the following shares held by William K. Coors as trustee as to which he disclaims beneficial ownership: (1) 178,064 shares:
    Jeffrey H. Coors, Joseph Coors and Peter H. Coors, co-trustees with shared voting and investment power; and (2) 3,326,060 shares: Jeffrey H. Coors, Joseph Coors, Joseph Coors, Jr. and Peter H. Coors, co-trustees with shared voting and investment power. Includes 6,063 shares issuable pursuant to options that are exercisable or will be exercisable within 60 days.

(7) Includes shares held by 401(K) plan

(8) Does not include 12,256 shares of common stock restricted and unissued until the earlier of grantee's retirement, death, disability or termination of employment.

(9) Does not include 28,435 shares of Common Stock restricted and unissued until the earlier of (i) grantee's retirement, death, disability or termination of employment, or (ii) the year 2008 (1,059 shares) and 2009 (11,983 shares).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------

     The Compensation Committee (the "Committee") of the Board of Directors, which is composed entirely of independent directors, is responsible for all compensation matters regarding the Company's executive officers and for administering and granting awards under all executive compensation plans in which executive officers participate. The current members of the Committee are John H. Mullin, III, who serves as Chairman, and John Hoyt Stookey.

Compensation Policies

     General. The Company's compensation policies are intended to create value for the Company's shareholders through long-term growth in sales and earnings. The total compensation package, consisting of salary, benefits, an annual incentive opportunity and equity grants, is

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designed to attract, motivate and retain the quality of executives needed to successfully lead and manage the Company. This package intentionally ties a sizable portion of the executives' total compensation to Company performance and shareholder value. To further the focus of its executives on shareholder value, the Committee encourages executive officers to hold stock according to the following guidelines: 3 times salary for the Office of the President and 1 time salary for all other officers. These guidelines have been encouraged, but are not mandatory, and have no impact on salary increases or participation in the annual incentive plan.

     Salary. Salary range midpoints are targeted to be at the median (the 50th percentile) of salaries paid by similar-sized manufacturing companies as determined from data in national salary surveys, a larger group of manufacturing companies than those in the performance graph index. The data were gathered and reported to the Company by an independent third-party consultant. For 1999 the salary data taken from the surveys were based on several hundred manufacturing companies. Through a regression analysis formula, the salary data are adjusted to reflect companies with the same sales revenue as that of the Company. An executive officer is paid within the salary range depending upon the individual's level of experience, expertise and specific job performance. Salaries are reviewed annually and any increases are approved by taking into account the Company's actual financial performance, the executive officer's performance in meeting Company goals and competitive salary data. The Committee does not assign a predetermined specific weight to these items.

     Annual Incentive. The annual incentive is variable compensation and depends 100 percent upon Company performance. The 1999 incentive plan provided for targeted cash bonuses equal to 50 percent of base salary if certain predetermined financial goals were achieved. These financial goals included an earnings per share ("EPS") goal for ACX executive officers and the Company's subsidiary executive officers. The goals were set by the Committee in December 1998 and included a "threshold" level below which no bonus would be earned. Potential awards are uncapped and may exceed 100 percent of salary. Consistent with the Company's Executive Incentive Plan, the Committee also reviewed the goals in light of the unusual activities during 1999, i.e., the sale of the flexible packaging business, the acquisition of Fort James' packaging operations, the sale of the Company's interest in the solar business, and CoorsTek Spin-Off. For 1999, the Committee certified that the EPS goal exceeded threshold (25%) and, therefore, cash bonuses paid to ACX executive officers equaled 35 percent of base salary.

     Executive officers may elect to defer up to 100 percent of the annual bonus. Amounts deferred are deemed to be invested, at the executive officer's election, in either a fixed rate fund or in a stock units fund, provided the bonus is deferred for a minimum of two years. Bonuses deemed invested in the fixed rate fund earn simple interest during the deferral period equal to the average rate for 10-year Treasury notes plus two points. The bonus plus accrued interest is paid in cash at the end of the deferral period. Bonuses deemed invested in the stock units fund are denominated as a specific number of shares of Common Stock by using the market value of these shares at the time of the investment divided by the amount of the bonus invested in stock units. In addition, the holder of stock units receives one non-qualified stock option for each two stock units taken in place of the cash bonus. The options vest ratably over two years and have a 10-year term. This provision is designed to further encourage stock ownership by the executives. The stock units are paid by issuing an equal number of shares of Common Stock at the end of the deferral period.

     Equity Grants. Equity grants are variable compensation and tied 100 percent to the future performance of the Company's Common Stock. The Company's equity plan currently allows for equity grants of non-qualified stock options, restricted shares, stock units and bonus shares. During 1999, the Committee made accelerated option grants to executive officers equal to three times the normal grants, with the understanding that no additional option grants are anticipated

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through 2002. The accelerated option grants were made in order to provide a stronger incentive as executive officers would benefit by the full increase in stock price during the option term just as shareholders do. The options can vest based on favorable stock performance, but will vest in any event, based on continued employment no later than five years after grant. Options were granted at 100 percent of the market price of the Company's Common Stock on the date of grant. The Committee granted stock units and stock options at market price to those executive officers who elected to defer their bonus and invest it in the stock units fund.

     GAC. In addition, the Committee awarded the remainder of the bonuses for the disposition of Golden Aluminum Company. In 1997 when GAC was originally sold, Crown, the buyer, had the right to transfer GAC back to the Company (the "stock put"). Because of the stock put right, the Committee decided to reserve a portion of the executive officer bonus for 1997 until the expiration of the stock put period or final sale of GAC. In 1999, Crown exercised the stock put and transferred GAC back to the Company effective August 23, 1999. In November 1999, the Company, in turn, sold GAC's assets to Alcoa, Inc. The sale of GAC having been finalized, the Committee awarded the remainder of the 1997 bonus to the executive officers.

Chief Executive Officer Compensation

     Two members served in the Office of the President and shared the chief executive officer function during 1999. Each year the Office of the President evaluates its performance against the following four strategic goals approved by the Committee: leadership, creation of earnings, growth and innovation. The Committee considers this self-evaluation at the time it does its own evaluation of the Office of the President's performance.

     Salaries for the two members are targeted, in total, to be no greater than the combined median (the 50th percentile) salaries of the top two executives in similar-sized manufacturing companies.

     Each member of the Office of the President participated in the annual incentive opportunity described above and earned a bonus for 1999 at the level of 35 percent of salary. The target bonus opportunity for each member was 50 percent of salary and threshold was 25% of salary.

     Non-qualified stock options were granted to each member during 1999 and upon the deferral of a bonus which was invested in stock units, as described above.

Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code generally limits the Company's tax deduction for compensation paid to the executive officers named in the Summary Compensation Table, which follows this report, to $1 million unless certain requirements are met.

     The Committee has taken and intends to continue taking the necessary steps to ensure that the Company's tax deduction is preserved and not limited by the $1 million deductibility cap. In particular, the Committee sought and obtained shareholder approval for the Company's Executive Incentive Plan and its Equity Incentive Plan, as required under Section 162(m).

This report is submitted by the Compensation Committee of the Board of
Directors:

     JOHN H. MULLIN, III, Chairman
     JOHN HOYT STOOKEY

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EXECUTIVE COMPENSATION

Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------------------
                                       Annual Compensation                                    Long-Term Compensation Awards
                                       -------------------                         -----------------------------------------------
                                                                      Other            Restricted     Securities           All
                                                                     Annual               Stock       Underlying          Other
Name and Principal                                   (1)          Compensation           Award(s)    Options/SARs     Compensation
Position                        Year   Salary ($)  Bonus ($)          ($)                 ($) (2)        (#)             ($) (3)
----------------------------------------------------------------------------------------------------------------------------------

Jeffrey H. Coors                1999   $510,000   $305,550                       (4)                      293,721          $10,025
  Office of the President       1998   $485,000   $305,550             $56,150   (5)                       67,048          $ 9,031
                                1997   $460,000   $479,780             $ 6,703   (6)                       24,189          $ 8,053

Joseph Coors, Jr.               1999   $510,000   $305,550                       (4)                      288,000          $14,018
  Office of the President       1998   $485,000   $305,550                                                 62,000          $12,705
                                1997   $460,000   $479,780             $ 3,236   (6)                       15,000          $ 8,659

Jed J. Burnham                  1999   $231,000   $138,600                       (4)                       61,500          $ 9,245
  CFO and Treasurer             1998   $220,000   $138,600             $56,164   (5)                       12,000          $ 8,842
                                1997   $195,000   $203,385                                                 15,000          $ 4,000

Jill B.W. Sisson                1999   $192,000   $114,975                       (4)                       52,772          $ 6,498
  General Counsel and           1998   $182,500   $114,975                                                 10,000          $ 6,241
   Secretary                    1997   $170,000   $177,310                                                 13,358          $ 2,981

Beth A. Parish                  1999   $120,000   $ 69,300             $22,035   (7)                       32,222          $ 3,950
  Controller                    1998   $110,000   $ 94,300   (8)       $21,765   (9)                        6,000          $ 3,374
                                1997   $ 75,252   $ 50,000                                                  3,000          $ 1,850

(1) Bonuses shown are the total bonuses for 1999 and are paid 100 percent in cash except where executives elect to defer a portion of the bonus into either the fixed rate fund or the stock units fund as described above in the Committee's Report.

(2) Stock units were granted on October 1, 1994 in an amount approximately equal to the Company's liability as of January 1, 1994 for the benefit due certain named executives under salary continuation agreements. The stock units replace a cash liability of the Company and tie the eligible named executive's post-retirement benefit to stock value. The stock units are payable in full upon retirement at age 60 or after. The stock units are 50 percent vested at age 50 with 10 years of service and the remaining 50 percent vests in 5 percent increments between ages 51 and 60. The number of stock units granted, the percent vested at year end 1999 and the market value at year end 1999, respectively, were: Jeffrey H. Coors - 66,672 units, 65 percent vested, valued at $854,235 and Joseph Coors, Jr. - 64,032 units, 75 percent vested, valued at $820,410.

(3) All Other Compensation includes the value of term life insurance benefiting the executive and the employer's contribution to the 401(K) plan. For 1999, the value of term life insurance benefits and the employer's 401-K contributions, respectively, were as follows: Jeffrey H. Coors - $6,025 and $4,000; Joseph Coors, Jr. - $10,018 and $4,000; Jed J. Burnham - $5,245 and
    $4,000; Jill B. W. Sisson - $2,498 and $4,000; and Beth A. Parish -$991 and $2,959.

(4) Amounts paid were less than $50,000 or 10% of total annual salary and bonus.

(5) Amounts shown include the imputed value to the executive of converting a company-owned country club membership to a personal membership. The club memberships were valued at $24,385 for Mr. Coors and $33,478 for Mr. Burnham. The amount shown for Mr. Coors also includes an annual car allowance of $18,000.

(6) Amounts shown are reimbursements during the year for taxes.

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(7)  Amount shown consists of car allowance ($12,000), personal benefit ($6,000)
     and country club dues including reimbursement for taxes ($3,765).

(8) In addition to the annual cash bonus in 1998, Ms. Parish received a one-time bonus of $25,000 as a result of her election as an officer of the Company.

(9) Amount shown includes a personal benefit of ($6,000) and an annual car allowance of ($12,000).

Option/SAR Grants in Last Fiscal Year
-----------------------------------------------------------------------------------------------------
                                                       Individual Grants (1)
                            -------------------------------------------------------------------------
                              Number of           % of Total
                              Securities           Options/
                              Underlying             SARs         Exercise                 Grant Date
                               Options/           Granted to      or Base                   Present
                             SARs Granted         Employees        Price      Expiration   Value ($)
Name                             (#)            in Fiscal Yr.   ($/Sh)(2)        Date         (3)
-----------------------------------------------------------------------------------------------------
Jeffrey H. Coors                288,000    (4)                   $13.750        02/08/09   $2,077,315
                                  5,721    (5)                   $12.843        02/28/09   $   28,421
                                -------
                                293,721              16.2%

Joseph Coors, Jr.               288,000    (4)       15.9%       $13.750        02/08/09   $2,077,315
                                                                                           $  443,593
Jed J. Burnham                   61,500    (4)        3.4%       $13.750        02/08/09


Jill B. W. Sisson                51,000    (4)                   $13.750        02/08/09   $  367,858
                                  1,722    (5)                   $12.843        02/28/09   $    8,555
                                -------
                                 52,722               2.9%

Beth A. Parish                   31,500    (4)                   $13.750        02/08/09   $  227,206
                                    722    (5)                   $12.843        02/28/09   $    3,587
                                -------
                                 32,222               1.8%
-----------------------------------------------------------------------------------------------------


(1) All options are granted at the Common Stock's market value on the grant date, and each grant has an expiration date as specified in the table. All options vest in the event of a change in control. The option price may be paid in cash, by surrendering shares owned for more than 6 months, or through irrevocable instructions to a broker to deduct the option price from the proceeds of the sale. Options include the right to have shares withheld by the Company to pay withholding tax obligations due in connection with the exercise.

(2) The exercise price of all outstanding options to acquire Common Stock has not been adjusted to take into account the impact on the market price of the Common Stock resulting from the CoorsTek Spin-Off.

(3) Values indicated are an estimate based on the Black-Scholes option pricing model using the following assumptions: (a) 30.8 percent stock price volatility based on the average stock price volatility of the companies included in the S&P Manufacturing (Diversified/Industrials) Index; (b) 6.46 percent average risk-free rate of return; (c) zero dividend yield; (d) anticipated exercising at the end of the option term; and (e) no adjustment for non-transferability or risk of forfeiture. The actual value realized will be determined by the excess of the stock price over the exercise price on the date the option is exercised. There is no certainty the actual value realized will be at or near the value estimated by the Black-Scholes option pricing model.

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(4) Options granted annually which vest as follows:  50% shall vest if the
    Company's stock price is $20.00 per share on average for 30 consecutive trading days; the remaining 50% (100% in total) shall vest if the Company's stock price is $25.00 per share on average for 30 consecutive trading days. Grant is fully vested and exercisable after five years and until the tenth anniversary of the grant date.

(5) Options granted as a result of an election to defer the 1998 cash bonus by investing it in stock units. Options vest ratably over 2 years with each vested increment being exercisable until the tenth anniversary of the grant date. Any unvested options are subject to forfeiture if the underlying bonus shares are not retained for 2 years.

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     The following two tables set forth the aggregated options/ISAR exercises in the last fiscal year and fiscal year-end option/SAR values. The first table sets forth the required information as of December 31, 1999 without taking into account the CoorsTek Spin-Off. The second table sets forth the required information after taking into account the impact and adjustment resulting from the CoorsTek Spin-Off.

PRE-COORSTEK SPIN-OFF
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                         Shares                  Number of Securities
                        Acquired                Underlying Unexercised         Value of Unexercised
                           On        Value           Options/SARs           In-The-Money Options/SARs
                        Exercise   Realized        at 12/31/99 (#)             at 12/31/99 ($) (1)
                                              --------------------------------------------------------
NAME                       (#)        ($)     Exercisable  Unexercisable    Exercisable  Unexercisable
------------------------------------------------------------------------------------------------------

Jeffrey H. Coors         -            $ -         664,970        342,579        $24,106       $ -
Joseph Coors, Jr.        -            $ -         651,832        334,334        $34,437       $ -
Jed J. Burnham           -            $ -          88,832         74,500        $ -           $ -
Jill B.W. Sisson         -            $ -          60,435         63,389        $ -
Beth A. Parish           -            $ -           5,500         37,222        $ -           $ -
------------------------------------------------------------------------------------------------------

(1) Value of unexercised options equals market value of the shares ([$10.6875]) underlying in-the-money options at December 31, 1999, less the exercise price, times the number of in-the-money options outstanding prior to taking.the CoorsTek Spin-Off into account.

POST-COORSTEK SPIN-OFF
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                         Shares                  Number of Securities
                        Acquired                Underlying Unexercised         Value of Unexercised
                           On        Value           Options/SARs           In-The-Money Options/SARs
                        Exercise   Realized        at 12/31/99 (#)             at 12/31/99 ($) (1)
                                              --------------------------------------------------------
NAME                       (#)        ($)     Exercisable  Unexercisable    Exercisable  Unexercisable
------------------------------------------------------------------------------------------------------

Jeffrey H. Coors               -     $  -       1,191,390        623,150        $24,106      $  -
Joseph Coors, Jr.(2)           -     $  -                                       $ -          $  -
Jed J. Burnham                 -     $  -         161,585        135,516        $ -          $  -
Jill B.W. Sisson               -     $  -         109,931        115,304        $ -          $  -
Beth A. Parish                 -     $  -          10,005         67,707        $ -          $  -
------------------------------------------------------------------------------------------------------

(1) Value of unexercised options equals market value of the shares ([$5.875]) underlying in-the-money options at December 31, 1999, less the exercise price, times the number of in-the-money options outstanding, after taking the CoorsTek Spin-Off into account.

(2) At Spin-Off, all options were converted into options to purchase Coorstek shares.




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Pension Plan Table

     The estimated total annual retirement benefits payable under the defined benefit plan in which the named executives participate are set forth in the table below. The table illustrates benefits accrued through fiscal year 1999 and includes years of service and compensation earned while employed by ACCo, the former parent of ACX. In connection with the ACX Spin-Off, ACX assumed the pension liability for the ACCo former employees who transferred to ACX as part of the ACX Spin-Off and ACX received the funding associated with that liability.


                                                Years of Service
                              --------------------------------------------------
         Remuneration               15        20        25        30        35
--------------------------------------------------------------------------------
           $125,000             $ 32,813  $ 43,750  $ 54,688  $ 65,625  $ 68,750
           $150,000             $ 39,375  $ 52,500  $ 65,625  $ 78,750  $ 82,500
           $175,000             $ 45,938  $ 61,250  $ 76,563  $ 91,875  $ 96,250
           $200,000             $ 52,500  $ 70,000  $ 87,500  $105,000  $110,000
           $225,000             $ 59,063  $ 78,750  $ 98,438  $118,125  $123,750
           $250,000             $ 65,625  $ 87,500  $109,375  $131,250  $137,500
           $275,000             $ 72,188  $ 96,250  $120,313  $144,375  $151,250
           $300,000             $ 78,750  $105,000  $131,250  $157,500  $165,000
           $325,000             $ 85,313  $113,750  $142,188  $170,625  $178,750
           $350,000             $ 91,875  $122,500  $153,125  $183,750  $192,500
           $375,000             $ 98,438  $131,250  $164,063  $196,875  $206,250
           $400,000             $105,000  $140,000  $175,000  $210,000  $220,000
           $425,000             $111,563  $148,750  $185,938  $223,125  $233,750
           $450,000             $118,125  $157,500  $196,875  $236,250  $247,500
           $475,000             $124,688  $166,250  $207,813  $249,375  $261,250
           $500,000             $131,250  $175,000  $218,750  $262,500  $275,000
           $525,000             $137,813  $183,750  $229,688  $275,625  $288,750
           $550,000             $144,375  $192,500  $240,625  $288,750  $302,500
           $575,000             $150,938  $201,250  $251,563  $301,875  $316,250
--------------------------------------------------------------------------------

(1) The maximum permissible benefit under ERISA from the qualified Retirement Plan for 1999 was $135,000. In addition, the maximum compensation for 1999 which may be used in determining benefits from the qualified Retirement Plan is $170,000. The Company has a non-qualified supplemental retirement plan which provides the benefits which are not payable from the qualified Retirement Plan because of these limitations. The amounts shown in this table include the benefits payable under the non-qualified supplemental retirement plan. The benefit is computed on the basis of a straight life annuity and is subject to a reduction to reflect, in part, the payment of Social Security benefits.

(2) The compensation covered by the Retirement Plan is salary only and does not include any of the other compensation items shown on the summary compensation table. The salary used to compute benefits is the highest average salary amount over a 36 consecutive month period in the last ten years. As of fiscal year-end 1999, average annual compensation covered by the Retirement Plan and credited years of service with ACX, including previous compensation and years of service with ACCo and its subsidiaries, for the named executives are as follows: Jeffrey H. Coors - $485,000 and 28 years; Joseph Coors, Jr. - $485,000 and 23 years; Jed J. Burnham - $215,333 and 7 years; Jill B. W. Sisson - $181,500 and 7 years; and Beth A. Parish - $101,751 and 12 years.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements


     The Company has no employment contracts with the named executives. Compensation received by the named executives upon retirement includes normal retirement benefits and, Jeffrey Coors, CEO-President, a number of shares of stock to be granted under the salary continuation agreement described above in footnote 2 to the Summary Compensation Table. In addition, in the case of a change in control of the Company, the Company's compensation plans will be affected as

                                       19
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                                                         Securities and Exchange
                                                                 Commission Only

follows: (1) under the Equity Incentive Plan, all outstanding options will become exercisable in full and all stock units will become payable in full; (2) under the Executive Incentive Plan (the annual incentive plan), the plan will terminate and prorated bonuses will be calculated and paid, if earned; (3) under the deferred compensation plan, distributions of deferred amounts will be made in a lump sum within 90 days after the change in control; and (4) under the salary continuation agreements, stock units vest 100 percent without regard to the executive's age or service. The definition of change in control for these purposes is as follows: (i) The acquisition of, or the ownership of, 50 percent or more of the total Common Stock of the Company then issued and outstanding, by any person, or group of affiliated persons, or entities not affiliated with the Company as of the effective dates of these plans, without the consent of the Board of Directors, or (ii) The election of individuals constituting a majority of the Board of Directors who were not either (A) members of the Board of Directors prior to the election or (B) recommended to the shareholders by management of the Company, or (iii) A legally binding and final vote of the shareholders of the Company in favor of selling all or substantially all of the assets of the Company.

Compensation Committee Interlocks and Insider Participation

     During 1999, the following individuals served on the Compensation
Committee: John H. Mullin, III and John Hoyt Stookey. There were no compensation committee interlocks during 1999.


Section 16(a) Beneficial Ownership Reporting Compliance

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and certain of its officers, and persons holding more than ten percent of the Company's Common Stock are required to file forms reporting their beneficial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all forms so filed.

     Based solely upon a review of copies of such forms filed on Forms 3, 4 and 5, and amendments thereto furnished to the Company, the Company believes that during the year ended December 31, 1999, its executive officers, directors and greater than ten percent beneficial owners complied on a timely basis with all
Section 16(a) filing requirements, except as follows: Two statements of changes of beneficial ownership on Form 4 required to be filed by John D. Beckett, a director of the Company, to report the acquisition of shares of common stock were inadvertently filed late reporting four and three transactions, respectively.

Performance Graph

     The following performance graph compares the performance of the Company's Common Stock to the Standard & Poor's 500 Stock Index and to the Standard & Poor's Manufacturing (Diversified/Industrials) Index for the period from December 31, 1994 through December 31, 1999. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1994 and that all dividends, if any, were reinvested, although it should be noted that the Company has not paid dividends on its Common Stock. The information contained in this graph is not necessarily indicative of future Company performance.

                                       20
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                                                                PRELIMINARY COPY
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                                                         Securities and Exchange
                                                                 Commission Only


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
               AMONG ACX TECHNOLOGIES, INC., THE S & P 500 INDEX
                AND THE S & P MANUFACTURING (DIVERSIFIED) INDEX

                           [PERFORMANCE GRAPH HERE]

                  12/31/94   12/31/95  12/31/96   12/31/97   12/31/98   12/31/99
S&P 500             $100       $137      $169       $226       $290       $351
S&P Manufacturing
(Diversified)       $100       $141      $194       $231       $268       $329
ACX Technologies,   $100       $ 76      $100       $123       $ 67       $ 54
  Inc.

                                       21
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                                                         Securities and Exchange
                                                                 Commission Only

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Joseph Coors, William K. Coors, Joseph Coors, Jr., Jeffrey H. Coors, John
K. Coors, J. Brad Coors and Peter H. Coors are co-trustees of one or more of the family trusts which collectively own approximately 46% of the Common Stock of the Company and a majority of the non-voting common stock of ACCo. In addition, one of those trusts owns 100 percent of the voting common stock of ACCo. Peter
H. Coors is a brother of Jeffrey H. Coors, John K. Coors and Joseph Coors, Jr. and son of Joseph Coors and is a director and executive officer of ACCo and Coors Brewing. J. Brad Coors is a son of Joseph Coors, Jr. and a nephew of Jeffrey H. Coors and John K. Coors, and is an employee of ACCo. Joseph Coors and William K. Coors are brothers and directors of ACCo. Joseph Coors, Jr. And John
K. Coors are executive officers and Directors of CoorsTek. ACX, ACCo, and CoorsTek, or their subsidiaries, have certain business relationships and have engaged or propose to engage in certain transactions with one another, as described below.

Transactions with Adolph Coors Company

     In connection with the 1992 ACX Spin-Off, certain ACX subsidiaries entered into market-based, long-term supply agreements with Coors Brewing to provide packaging and starch products to Coors Brewing for use in its business.

     Under the original packaging supply agreement, Coors Brewing agreed to purchase and the Company agreed to supply substantially all of Coors Brewing's paperboard and label packaging requirements through 1997. In early 1997, this agreement was modified and extended to a three year, rolling term contract, and in 1998 was renegotiated through 2002. The new five-year agreement also provides for a three-year extension to be negotiated by December 31, 2000. Total sales under the packaging contract has been a material source of revenue for the Company, accounting for sales of approximately and $108,000,000 in 1999 and are anticipated to be approximately $106,000,000 in 2000.

     Until the sale of the starch manufacturing facility in January 1999, the Company (through its subsidiary, Golden Technologies) sold refined corn starch to Coors Brewery and purchased brewery by-products, retaining a percentage of the net sales price on the resale of such by-products. Payments to Coors Brewing under these arrangements were approximately $454,000 in 1999.

     In addition, certain subsidiaries of ACX and ACCo are parties to a few miscellaneous market-based transactions. The Company's real estate brokerage subsidiary and the partnership described below received rental income from Coors Brewing for the use of recreational facilities and Coors Brewing provided water and waste water treatment services for a CoorsTek ceramics facility located on property leased from Coors Brewing. During 1999, the Company received approximately $64,000 for the use of the recreational facilities and anticipates it will receive approximately $52,000 for this service in 2000. During 1999, CoorsTek paid ACCo and its subsidiaries approximately $321,000 for water and the land leased from ACCo. CoorsTek was spun off from the Company on December 31, 1999.

     An ACX subsidiary is a general partner in a limited partnership in which Coors Brewing is the limited partner. The partnership owns, develops, operates and sells certain real estate previously owned directly by Coors Brewing or ACCo. Distributions of $1,825,000 were made to each partner in 1999. Distributions were allocated equally between the partners until late 1999 when Coors Brewing recovered its investment. Thereafter distributions are made 80 percent to the general partner and 20 percent to Coors Brewing. It is estimated that total distributions for 2000 will be $3,000,000.

                                       22
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                                                         Securities and Exchange
                                                                 Commission Only

Transactions with CoorsTek

     The CoorsTek Spin-Off was made pursuant to a Distribution Agreement between the Company and CoorsTek. It established the procedures to effect the spin-off and provided for the distribution of the CoorsTek common stock to the shareholders of ACX, the allocation to CoorsTek of certain assets and liabilities of ACX and the transfer to and assumption by CoorsTek of those assets and liabilities. In the Distribution Agreement CoorsTek agreed to repay all outstanding intercompany debt owed by CoorsTek to ACX and also pay a special dividend to ACX. The total amount of the repayment and the special dividend together was $200 million. Pursuant to the Distribution Agreement ACX agreed to continue existing coverage under ACX insurance policies for CoorsTek until such coverage expires by its terms in March 2000 (for property insurance) and May 2000 (for casualty insurance) and for the allocation between ACX and CoorsTek of costs and liabilities associated with the insurance. Under the Distribution Agreement, ACX and CoorsTek have each agreed to retain, and to make available to the other, books and records and related assistance for audit, accounting, claims defense, legal, insurance, tax, disclosure, benefit administration and other business purposes. Each has also agreed to pay its own costs related to the CoorsTek Spin-Off and CoorsTek has agreed to indemnify ACX if the CoorsTek Spin-Off is taxable or if ACX incurs certain liabilities.

     In addition, ACX and CoorsTek entered into contracts governing certain relationships between them following the CoorsTek Spin-Off, including a Tax-Sharing Agreement, a Transitional Services Agreement and certain other
agreements.   CoorsTek and ACX believe that these agreements are at fair market value and are on terms comparable to those that would have been reached in arm's-length negotiations had the parties been unaffiliated at the time of the negotiations.

     The Tax Sharing Agreement defines the parties' rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to the CoorsTek business for tax years prior to the CoorsTek Spin-Off and with respect to certain tax attributes of CoorsTek after the CoorsTek Spin-Off. In general, ACX is responsible for filing consolidated federal and combined or consolidated state tax returns and paying the associated taxes for periods through December 31, 1999. CoorsTek will reimburse ACX for the portion of such taxes related to the CoorsTek business for periods beginning on or after December 31, 1999. ACX and CoorsTek have agreed to cooperate with each other and to share information in preparing such tax returns and in dealing with other tax matters. ACX and CoorsTek will be responsible for their own taxes other than those described above.

Other Transactions

     In 1999, the real estate limited partnership with Coors Brewing described above sold five lots located in Bear Tooth Ranch, a development of 35 acre or larger parcels north of Golden, Colorado, to Joseph Coors, Jr. The contract price for each of the five parcels was based on its appraised value as follows: three parcels at $325,000 each, one parcel at $310,000, and one parcel at $332,700.


OTHER BUSINESS

     The Board of Directors of the Company is not aware of any other matters that are to be presented at the Annual Meeting. If other matters should properly be presented at the Annual Meeting, the persons named in the proxy will vote on these matters using their best judgment.

                                       23
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                                                         Securities and Exchange
                                                                 Commission Only

INFORMATION ON INDEPENDENT ACCOUNTANTS

     The Board has unanimously reappointed the firm of PricewaterhouseCoopers LLP ("PWC") as independent accountants for the 2000 fiscal year. A representative of PWC will be present at the Annual Meeting to answer questions from the shareholders and will be given an opportunity to make a statement on behalf of PWC.

RESOLUTIONS PROPOSED BY INDIVIDUAL SHAREHOLDERS

     In order to include a shareholder proposal in the Company's Proxy Statement and form of proxy relating to the Company's next Annual Meeting of Shareholders following the end of the 2000 fiscal year, it must be received by the Company no later than December 31, 2000. The Company intends to hold its 2000 Annual Meeting in May 2001.

REPORT ON FORM 10-K

     The 1999 Annual Report is enclosed with this Proxy Statement and includes the Company's Annual Report on Form 10-K.

     This Notice and Proxy Statement are sent by order of the Board of Directors.


     Dated:  March 30, 2000            ______________________________________
                                       Jill B. W. Sisson, General Counsel and
                                       Secretary

                                       24
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                                                                PRELIMINARY COPY
                                                          For Information of the
                                                         Securities and Exchange
                                                                 Commission Only

                                   EXHIBIT A

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                            ACX TECHNOLOGIES, INC.

     Pursuant to Section 7-110-106 of the Colorado Corporate Code, ACX Technologies, Inc., a Colorado Corporation (the "Corporation"), hereby certifies as follows:

     1.  The name of the corporation is ACX Technologies, Inc.

     2. Article One of the Articles of Incorporation is hereby amended to read in its entirety as follows:

               "The name of the corporation is Graphic Packaging International Corporation."

     3. This amendment to the Articles of Incorporation was adopted by a vote of the shareholders of the Corporation on May 9, 2000. The number of shares voted for the amendment was sufficient for approval.

     4. Except as amended hereby, the provisions of the Articles of Incorporation shall remain in full force and effect.

     Dated:  ______________, 2000.

                                                ACX TECHNOLOGIES, INC.

                                                By:  _________________________
                                                             [name]
                                                             [title]

     ATTEST:


     ___________________________________

     [name, title]

________________________________________________________________________________





                  GRAPHIC PACKAGING INTERNATIONAL CORPORATION

                           EXECUTIVE INCENTIVE PLAN



                           Effective January 1, 1996

                      (as amended through March __, 2000)



________________________________________________________________________________

                  Graphic Packaging International Corporation
                           Executive Incentive Plan

                           Effective January 1, 1996
                      (as amended through March __, 2000)

      The name of this plan shall be the Graphic Packaging International Corporation Executive Incentive Plan. This plan replaces any previous annual and long-term cash incentive plans used by Graphic Packaging International Corporation (f/k/a ACX Technologies, Inc.) (the "Company") and it subsidiaries listed below in Section II. Eligible Participants. This plan is effective for fiscal years commencing on and after January 1, 1996.


I.    PLAN INCLUDES:

      A.  Cash bonuses based upon predetermined financial goals; and

      B.  Annual grants of stock options.


II.   ELIGIBLE PARTICIPANTS:

      The Company's executive officers, division presidents and president and senior vice-president of sales and marketing.


III.  CASH BONUS OPPORTUNITY:

      A.  Goals:

          1. Financial goals are approved at the beginning of each year by the Company's Compensation Committee (the "Committee") of the Board of Directors. Goal achievement determines the bonus amount.

          2. The Committee may select from one or more of the following financial measures in determining the financial goals for each year: operating income, earnings before interest and taxes, return on net assets employed, return on equity, return on capital, return on invested capital, earnings per share or cash flow of the Company or of the applicable Business as appropriate. Definitions are in Section E below.

          3. The financial goals are set at "target", the expected performance level, with a minimum performance level ("threshold") and the level at which 100% of salary could be earned ("100%" level) also set each year.

    B.    Bonus Awards:

          1. Potential bonus awards, as a percent of annual salary, are the same for all participants as follows:

              Threshold performance    -     25%
              Target performance       -     50%
              100% level performance   -    100%

          2. Potential bonus awards are uncapped except for the Section 162(m) limitation in C.2. below.

          3. The Committee has the authority to reduce a bonus amount unilaterally and retroactively, if needed, to adjust for an unintended benefit or to address a specific transaction which occurs after the beginning of the year.

      C.  Bonus Payments:

          1. Bonuses equal to or less than 100% of salary are paid in cash. Any portion over 100% of salary is paid in cash except in those cases where the participant has not met the Company's stock ownership guidelines, in which case the amount over 100% of salary is paid in stock. All bonuses are paid net of applicable withholding taxes.

          2. To comply with Section 162(m) of the Internal Revenue Code, the maximum bonus which may be earned by any participant in any year is limited as follows:
                     Office of the President  -  $1.5 million
                     Officers      -  $1.0 million

      D.  Unusual Items:

          1. For purposes of measuring the extent to which an incentive goal is achieved, the following unusual items shall generally be excluded unless the Committee, in its sole judgment, determines the items shall be included:

              a) restructuring charges as defined by authoritative accounting literature;
              b) income or loss, including shares issued, related to acquisitions and dispositions of businesses, business segments or substantial assets in the year of the transaction;

              c) the current year effective of adopting accounting pronouncements under generally accepted accounting principles;
              d)  legal settlements, judgments, and/or tax audit claims;
              e)  tax effect of statutory tax rate changes;
              f) environmental remediation costs incurred as a result of law changes affecting prior years;
              g) accounting changes, extraordinary items, gain or loss on disposal of a discontinued operation and/or unusual items as reported under Accounting Principles Board Opinion No. 30;
              h) gains or losses from the issuance or retirement of financial instruments;
              i) other unusual items which are required to be shown as a separate line item on the income statement; and
              j)  current year impact of share repurchase programs.

      E.  Definitions:

          1. Cash flow means one or more of the cash flow components in the Statement of Cash Flows.

          2.  Earnings per share means "primary earnings per share".

          3. Earnings before interest and taxes (EBIT) means operating income plus other income and expense except for interest.

          4. Return on capital is defined as net income for the year divided by the average of total capital at the beginning and end of the year. Total capital is the sum of equity and long-term debt.

          5. Return on equity is defined as net income for the year divided by the average of equity at the beginning and end of the year.

          6. Return on net assets employed is defined as EBIT divided by a 5-quarter average of total assets less current liabilities.

          7. Return on invested capital is defined as divisional net income divided by a 5-quarter average of invested capital.


IV.   STOCK OPTION GRANTS:

      Grants of stock options shall be made pursuant to the terms of the the Company's Equity Incentive Plan.

V.  ADMINISTRATIVE PROVISIONS:

    A.  Participation for Newly Promoted or Newly Hired Officers:
        Annual cash bonus is prorated based upon number of days in the eligible position unless an exception is made at the time of promotion or hire. The exception for a participant at the Company is made by Office of the President and for a Business participant by the president of the Business.

    B.  Impact of Employment Termination on Bonus Payouts:
        Participant must be employed on last day of calendar year to earn a bonus except for the following terminations which may result in a prorated bonus based upon number of days of participation during the year. Any exceptions and a prorated bonus must be approved by the Office of the President for a Company participant and by the president of a Business for a Business participant.

        1.  retirement, including early retirement;
        2.  death;
        3.  long-term disability;
        4.  transfer to another Business within the Company; or
        5. elimination of position or demotion for reasons other than poor performance.

    C.  Bonuses:

        1. Bonus amounts must be self-funded, i.e., they must be accrued before determining whether a bonus is earned.

        2. Bonuses are subject to annual review/audit and approval by the Committee.

        3. Bonuses will be paid, net of withholding taxes, after the Company releases its annual earnings for the bonus year.

        4. Bonuses may be denied in whole or in part by the Committee, if in its judgment, the participant took any actions which were deemed to be detrimental to the Business, to the Company or to one of its subsidiaries.

    D.  Plan Administration and Termination:

        1. The incentive plan is administered by each company at the direction of the Committee which reserves the right to interpret, modify or terminate the incentive plan. Changes to the plan will not apply to bonuses which have been earned but not paid.

        2. Participation in the incentive plan does not in any way constitute a contract of employment and does not guarantee continued employment with the Company or any of its subsidiaries.

        3. In the event of a change of control, the incentive plan will normally end and prorated bonuses will be calculated and paid, if any are earned. Change in control at the Business shall mean the sale or other disposition of 50% or more of the capital stock or assets by the Business or the Company. Change in control at the Company shall be defined as in the the Company's Equity Incentive Plan.

        4. Potential bonus awards may not be pledged, encumbered, assigned, alienated, anticipated or commuted in any manner by the participant.

        5. The Committee reserves the right to offset any earned bonus against any debts owed by the participant to the Business, to the Company or to any of the Company's subsidiaries.


ATTEST:                                    GRAPHIC PACKAGING INTERNATIONAL
                                                CORPORATION

                                           /s/ Jill B.W. Sisson
---------------------------                -------------------------------------
                                           Jill B.W. Sisson, Corporate Secretary
Dated: ____________________

--------------------------------------------------------------------------------


                            ACX TECHNOLOGIES, INC.



                         EQUITY COMPENSATION PLAN FOR
                            NON-EMPLOYEE DIRECTORS




                             Amended and Restated
                           Effective March __, 2000


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

Section 1 - Introduction........................................  1
      1.1   Introduction........................................  1
      1.2   Purposes............................................  1
      1.3   Effective Date......................................  1

Section 2 - Definitions.........................................  1
      2.1   Definitions.........................................  1
      2.2   Gender and Number...................................  3

Section 3 - Plan Administration.................................  3

Section 4 - Stock Subject to the Plan...........................  3
      4.1   Number of Shares....................................  3
      4.2   Other Shares of Stock...............................  3
      4.3   Adjustments for Stock Split, Stock Dividend, Etc....  4
      4.4   Other Distributions and Changes in Stock............  4
      4.5   General Adjustment Rules............................  4
      4.6   Determination by the Committee, Etc.................  5

Section 5 - Participation.......................................  5
      5.1   In General..........................................  5
      5.2   Restriction on Award Grants to Certain Individuals..  5

Section 6 - Restricted Stock Awards.............................  5
      6.1   Minimum Grant of Restricted Stock...................  5
      6.2   Elective Grant of Restricted Stock..................  5
      6.3   Date of Grant, Number of Shares.....................  6
      6.4   Retention of Award, Termination.....................  6
      6.5   Restrictions........................................  6
      6.6   Lapse of Restrictions...............................  6
      6.7   Privileges of a Stockholder, Transferability........  6
      6.8   Enforcement of Restrictions.........................  6

Section 6A - Grant of Options to Directors......................  7
      6A.1   Grant..............................................  7
      6A.2   Date of Grant......................................  7
      6A.3   Stock Option Certificates..........................  7
      6A.4   Shareholder Privileges.............................  9

Section 6B - Grants to Subsidiary Directors..................   9
      6B.1   Grant...........................................   9
      6B.2   Stock Option Certificates.......................   9
      6B.3   Restricted Stock................................  10
      6B.4   Shareholder Privileges..........................  11

Section 7 -  Reorganization or Change of Control.............  11
      7.1    Reorganization..................................  11
      7.2    Change of Control...............................  12

Section 8 -  Rights of Directors.............................  13
      8.1    Retention as Director...........................  13
      8.2    Nontransferability..............................  13

Section 9 -  General Restrictions............................  13
      9.1    Investment Representations......................  13
      9.2    Compliance with Securities Laws.................  13
      9.3    Changes in Accounting Rules.....................  14
      9.4    Withholding of Tax..............................  14

Section 10 - Plan Amendment, Modification and Termination....  14

Section 11 - Requirements of Law.............................  15
      11.1   Requirements of Law.............................  15
      11.2   Federal Securities Law Requirements.............  15
      11.3   Governing Law...................................  15

Section 12 - Duration of the Plan............................  15

                  GRAPHIC PACKAGING INTERNATIONAL CORPORATION
                           EQUITY COMPENSATION PLAN
                          FOR NON-EMPLOYEE DIRECTORS

                             Amended and Restated
                           Effective March __, 2000

                                   Section 1

                                 Introduction
                                 ------------

          1.1 Introduction. Graphic Packaging International Corporation, a Colorado corporation (the "Company"), established its Equity Compensation Plan for Non-Employee Directors (the "Plan") for certain Directors (as defined below) of the Company. The Plan, which provides for the grant of restricted stock awards to Directors of the Company, was effective August 12, 1992. The Plan was amended and restated in its entirety, effective November 11, 1992, January 21, 1994, November 14, 1995 and May 13, 1997. Pursuant to the power granted in
Section 10, the Company hereby amends and restates the Plan in its entirety, effective March __, 2000

          1.2 Purposes. The purposes of the Plan are to encourage the Directors and Subsidiary Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other shareholders of the Company, to encourage the highest level of director performance by providing the directors with a direct interest in the Company's attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified directors.

          1.3 Effective Date. The Effective Date of the Plan is August 12, 1992. The Plan, each amendment to the Plan, and each award granted under the Plan is conditioned on and shall be of no force and effect until approval of the Plan by the holders of a majority of the shares of voting stock of the Company, unless the Company, on the advice of counsel determines that shareholder approval is not necessary.

                                   Section 2

                                  Definitions
                                  -----------

          2.1 Definitions. The following terms shall have the meanings set forth below:

               (a) "Board" means the Board of Directors of the Company.

               (b) "Committee" means a committee consisting of members of the Board, including the full Board, who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3, or any successor rule promulgated under the Securities Exchange Act of 1934. Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

               (c) "Director" means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the bylaws of the Company to serve as such.

               (d) "Fair Market Value" means the average of the highest and lowest prices of the Stock as reported on the New York Stock Exchange ("NYSE") on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. If the price of the Stock is not reported on NYSE, the Fair Market Value of the Stock on the particular date shall be as determined by the Committee using a reference comparable to the NYSE system. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in subsection 6A.3(g)(ii)(c) or subsection 6B.2(g), the Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

                (e) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

                (f) "Option" means a right to purchase Stock at a stated price for a specified period of time. All options granted under the Plan shall be "non-qualified stock options" whose grant is not intended to fall under the provisions of Section 422 of the Code.

                (g) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, as determined in accordance with subsection 6A.3(b) or subsection 6B.2(b).

                (h) "Restricted Stock Award" means an award of Stock granted to a Director or Subsidiary Director pursuant to Section 6 or Section 6B that is subject to certain restrictions imposed in accordance with the provisions of the Plan.

                (i) "Stock" means the $0.01 par value Common Stock of the Company.

                (j) "Subsidiary" means a corporation, more than 50% of the stock of which is owned by the Company, or a corporation, more than 50% of the stock of which is owned by a Subsidiary.

                (k) "Subsidiary Director" means a member of the board of directors of a Subsidiary, who is neither an officer or employee of the Subsidiary nor an officer, employee, or director of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the board of directors of the Subsidiary or chosen in such other manner as may be prescribed in the bylaws of the Subsidiary to serve as such.

          2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   Section 3

                              Plan Administration
                              -------------------

          The Committee shall be responsible for the administration of the Plan. However, the Committee shall have no authority, discretion or power to select the Directors who will receive Restricted Stock Awards or Options, determine the Restricted Stock Awards to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder or the time at which such Restricted Stock Awards are to be granted, determine the number of shares subject to an Option granted to a Director, establish the duration and nature of Restricted Stock Awards or Options or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. However, as to Subsidiary Directors, the Committee shall have the sole discretion and authority to select the Subsidiary Directors to whom Options shall be granted, the number of shares subject to the Options, the Option Price, the period and manner in which an Option becomes exercisable, and all terms and conditions of the Options to the extent not otherwise specified in the Plan. Subject to the foregoing limitations, the Committee, by majority action thereof, is authorized to interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                                   Section 4

                           Stock Subject to the Plan
                           -------------------------

          4.1 Number of Shares. One Hundred Fifty Thousand (150,000) shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, such shareholder approval is required. Shares of Stock that are issued as Restricted Stock Awards and that may be issued on the exercise of Options shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan or otherwise assure itself of its ability to perform its obligations hereunder.

          4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised shall automatically become available for use under the Plan. Any shares of Stock that are subject to a Restricted Stock Award and that are forfeited and any shares of Stock that are withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option shall be available for use under the Plan.

          4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Restricted Stock Awards and Options may be granted under the Plan; and
(ii) the shares of the Stock then included in each outstanding Restricted Stock Award and Option granted hereunder.

          4.4  Other Distributions and Changes in Stock.  If

               (a) the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.3),

               (b) the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares or for any other securities of the Company, or

               (c) there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding shares of Stock or of any other stock or securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of shares subject to a Restricted Stock Award or Option or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of a Restricted Stock Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Restricted Stock Award or Option that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this
Section 4.4, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after the grant of such Restricted Stock Award upon the Participant's becoming a holder of record of the Stock.

          4.5 General Adjustment Rules. No adjustment or substitution provided for in this Section 4 shall require the Company to issue a fractional share of Stock, and the total substitution or adjustment with respect to each Restricted Stock Award and Option shall be limited by deleting any fractional share. In the case of any such substitution or adjustment appropriate adjustments shall be made to Restricted Stock Awards and Options to reflect any such substitution or adjustment.

          4.6  Determination by the Committee, Etc.  Adjustments under this
Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                   Section 5

                                 Participation
                                 -------------

          5.1 In General. Each Director shall receive Restricted Stock Awards and Options on the terms and conditions set forth under the Plan. Each Director shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern. Each Subsidiary Director who is selected by the Committee for participation shall receive a grant of Options or Restricted Stock Award pursuant to Section 6B.

          5.2 Restriction on Award Grants to Certain Individuals. Notwithstanding the foregoing provisions of Section 5.1, the Committee shall not grant any Restricted Stock Award or Option to any lineal descendant of Adolph Coors, Jr. without first consulting with counsel to the Company as to the effect of any such grant on the possible status of the Company as a "personal holding company" within the mean of Section 542 of the Internal Revenue Code.

                                   Section 6

                            Restricted Stock Awards
                            -----------------------

          6.1 Minimum Grant of Restricted Stock. Each Director shall receive twenty percent of the value of his annual retainer as a director in the form of a Restricted Stock Award (the "Minimum Grant").

          6.2  Elective Grant of Restricted Stock.

               (a) Beginning in 1994, each Director may make an annual election (the "Election") to receive any or all of the remaining cash balance of his annual retainer as a director in the form of a Restricted Stock Award (the "Elective Grant"). The Minimum Grant and the Elective Grant are referred to collectively as the "Grants". The Election must be in writing and must be delivered to the Secretary of the Company no later than the day before the last business day of the month during which the annual meeting of shareholders of the Company is held.

               (b) For the period commencing on December 28, 1992, and ending with the annual meeting of the Company's shareholders in April 1994, a Director may elect to receive an Elective Grant by giving written notice to the Secretary of the Company no later than the last business day of January 1993. A Director who becomes a Director after January 1993 may elect to receive an Elective Grant by giving written notice to the Secretary of the Company no later than the last business day of the month in which the Director is elected to the Board.

               (c)  All Elections made by a Director pursuant to this Section
6.2 shall be irrevocable.

          6.3  Date of Grant, Number of Shares.

               (a) The Minimum Grant for the first year, the period commencing on December 28, 1992 and ending with the annual meeting of the Company's shareholders in April 1994, shall be made on the last business day of January 1993. A Director who becomes a member of the Board after January 1993 and before the annual meeting of the Company's shareholders in April 1994 shall receive the Minimum Grant on the last business day of the month in which the Director is elected to the Board. Beginning in 1994, the Minimum Grant shall be made on the last business day of the month in which the annual meeting of shareholders is held. Beginning in 1994 and prior to 1997, the Elective Grant shall be made on the first business day that is at least six months and one day following the date of the Minimum Grant. Beginning in 1997, the Elective Grant shall be made on the last day of the month in which the annual meeting of shareholders is held.

               (b) The total number of shares of Stock included in each such Restricted Stock Award shall be determined by dividing the amount of the Director's retainer that is to be paid in restricted stock by the Fair Market Value of a share of stock on the date of grant. In no event shall the Company be required to issue fractional shares. Whenever under the terms of this
Section 6 a fractional share of Stock would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional share.

          6.4 Retention of Award, Termination. If a Director's services as a Board member are terminated at any time, for any reason, before the date of the annual meeting of the shareholders of the Corporation next following the Minimum and Elective Grants, all of the shares of Stock granted pursuant to the Minimum and Elective Grants shall be forfeited.

          6.5 Restrictions. Except as otherwise provided in the Plan, shares of Stock received pursuant to a Restricted Stock Award may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of until the restrictions applicable to such Stock have lapsed pursuant to Section 6.6.

          6.6 Lapse of Restrictions. All restrictions on Stock covered by Restricted Stock Awards for a year shall lapse upon the date of the annual meeting of the shareholders of the Corporation next following the Minimum Grant.

          6.7 Privileges of a Stockholder, Transferability. A Director shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this
Section 6. A Director's right to sell, encumber or otherwise transfer Stock after restrictions applicable to such Stock have lapsed shall be subject to the limitations of Section 8.2.

          6.8 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions imposed in the Plan and, in addition, may in its sole discretion require one or more of the following methods of enforcing such restrictions:

               (a) Requiring the Director to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

               (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

                                  Section 6A

                         Grant of Options to Directors
                         -----------------------------

          6A.1 Grant. Each Director who is elected to the Board by the shareholders of the Company for a three year term shall be granted an Option to purchase 2,000 shares of Stock. If the term for which the Director is elected is two years, the number of shares subject to the Option shall be 1,332 shares, and if the terms for which the Director is elected is one year, the number of shares subject to the Option shall be 666. If insufficient shares are available for grant to each Director following the Directors' election to the Board, the number of shares subject to each Option shall be reduced pro rata.

          6A.2 Date of Grant. The Options shall be granted as of the last business day of the month in which the shareholders' meeting at which the Director was elected was held (the "Grant Date").

          6A.3 Stock Option Certificates. Each Option granted to a Director under the Plan shall be evidenced by a written stock option certificate. A stock option certificate shall be issued by the Company in the name of the Director to whom the Option is granted and shall incorporate and conform to the conditions set forth in this Section 6A.3.

                (a) Number. Each Director shall receive under the Plan Options to purchase the number of shares of Stock specified in Section 6A.1, subject to adjustment as provided in Section 4. Such grants shall be effective at the time specified in Section 6A.2.

                (b) Price. The Option Price for each share of Stock covered by the Option shall be the Fair Market Value of the Stock on the date of grant, subject to adjustment as provided in Section 4.

                (c) Vesting. An Option covering 2,000 shares shall vest in increments as follows commencing on the first anniversary of the Grant Date:

                                               Number of
                                Anniversary     Shares
                                -----------    ---------

                                   First          666
                                  Second          667
                                   Third          667

An option covering 1,332 shares shall vest as to an increment of 666 shares on the first anniversary of the Grant Date and as to the remaining increment of 666 shares on the second anniversary of the Grant Date. An Option covering 666 shares shall vest as to all 666 shares on the first anniversary of the Grant Date. Except as set forth in Sections 7.1 and 7.2, the Option shall not be exercisable as to any shares as to which the continuous service requirement has not been satisfied, regardless of the circumstances under which the Director ceased to be a director. The number of shares as to which the Option may be exercised shall be cumulative, so that once the Option becomes exercisable as to any shares it shall continue to be exercisable as to those shares until expiration or termination of the Option as provided below.

                (d) Duration of Options. Each vested increment shall be exercisable for a period of six years (the "Option Period") after it vests, unless terminated sooner pursuant to subsection (e) below or fully exercised prior to the end of such period.

                (e) Termination of Service, Death, Etc. The Option shall terminate in the following circumstances if the Director ceases to be a director:

                    (i) If the Director is removed from the Board during the Option Period for cause, the Option shall be void thereafter for all purposes.

                    (ii) If the Director ceases to be a member of the Board for any other reason, the Option shall be exercisable for a period of three years following the termination to the extent the Option was vested on the date the Director's services as a director cease.

                (f) Transferability, Exercisability. Each Option granted under the Plan shall not be transferable by a Director other than by will or the laws of descent and distribution and shall be exercisable during the Director's lifetime only by the Director or, in the event of disability or incapacity, by the Director's guardian or legal representative. Notwithstanding any other provision of the Plan, no Option may be exercised unless and until the amended and restated Plan is approved by the shareholders of the Company in accordance with Section 1.3.

                (g)  Exercise, Payments, Etc.

                     (i) The method for exercising each Option granted shall be by delivery to the Corporate Secretary of the Company of written notice specifying the number of shares with respect to which the Option is exercised and payment of the Option Price. The notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. If requested by the Company, such notice shall contain the Director's representation that he or she is purchasing the Stock for investment purposes only and his or her agreement not to sell any stock so purchased in any manner that is in violation of the Securities Act of 1933, as amended, or any applicable state law. Such restrictions, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of Stock pursuant to the Option shall take place at the principal office of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods set forth in Section 6A.3(g)(ii) or a combination thereof. A properly executed certificate or certificates representing the Stock shall be delivered to the Holder upon payment therefor.

                     (ii) The exercise price shall be paid by any of the following methods or any combination of such methods, at the option of the
Director:

                          (A)  cash;

                          (B)  certified or cashier's check, payable to the
order of the Company;

                          (C)  delivery to the Company of a properly executed
notice of exercise together with irrevocable instructions to a broker to deliver promptly to the Company the amount of the sale or all or a portion of the Stock from the broker to the Director necessary to pay the purchase price of the Stock; or

                          (D)  delivery to the Company of certificates
representing the number of shares of Stock then owned by the Director, the Fair Market Value of which equals the price of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company. No Option may be exercised by delivery to the Company of certificates representing Stock that has been held by the Director for less than six months or such other period as shall be sufficient for the Company to avoid, if possible, the recognition of expense with respect to the Option for accounting purposes. The exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price.

          6A.4 Shareholder Privileges. No Director shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Director becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Director becomes the holder of record of such Stock, except as provided in Section 4.

                                  Section 6B

                        Grants to Subsidiary Directors
                        ------------------------------

          6B.1 Grant. Coincident with or following designation for participation in the Plan, a Subsidiary Director may be granted one or more Options and/or Restricted Stock Awards. In no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Stock for which any other Option may be exercised.

          6B.2 Stock Option Certificates. Each Option granted to a Subsidiary Director under the Plan shall be evidenced by a written stock option certificate. A stock option certificate shall be issued by the Company in the name of the Subsidiary Director to whom the Option is granted and shall incorporate and conform to the conditions set forth in this Section 6B.2.

                (a) Number of Shares. Each stock option certificate shall state that it covers a specified number of shares of the Stock, as determined by the Committee.

                (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the stock option certificate, but in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Option is granted.

                (c) Duration of Options; Restrictions on Exercise. Each stock option certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Subsidiary Director (the "Option Period"), and shall also set forth any installment or other restrictions on Option exercise during such period, if any, as may be determined by the Committee; however, no Option may be exercised for at least six months after the date of grant.

                (d) Termination of Service, Death, Disability, Etc. The Option shall terminate at the times provided in Section 6A.3(e).

                (e) Transferability, Exercisability. Each Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution, and shall be exercisable during the Option Holder's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative.

                (f) Exercise, Payments, Etc. The Option shall be subject to the same exercise and payment terms as provided in Section 6A.3(g).

                (g) Date of Grant. An option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

          6B.3  Restricted Stock.

                (a) Date of Grant, Number of Shares. The Committee shall determine the number of shares of Restricted Stock to be granted to a Subsidiary Director and shall determine the Date of Grant.

                (b) Restrictions. The restrictions shall be determined by the Committee and need not be identical for all awards. The restrictions shall lapse at the time or times established by the Committee. Except as otherwise provided in the Plan, shares of Stock received pursuant to a Restricted Stock Award may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of until the restrictions applicable to such Stock have lapsed pursuant to this subsection 6B.3(b).

                (c) Retention of Award Termination. If a Subsidiary Director's services as a board member are terminated at any time, for any reason, before the Restricted Stock Award is fully vested, all of the unvested shares shall be forfeited.

                (d) Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions imposed in the Plan and, in addition, may in its sole discretion require one or more of the following methods of enforcing such restrictions:

                     (i) Requiring the Subsidiary Director to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

                     (ii) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

          6B.4 Shareholder Privileges. No Subsidiary Director shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Subsidiary Director becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Subsidiary Director becomes the holder of record of such Stock, except as provided in Section 4. A Subsidiary Director shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Section 6B. A Subsidiary Director's right to sell, encumber or otherwise transfer Stock after restrictions applicable to such Stock have lapsed shall be subject to the limitations of Section 8.2.

                                   Section 7

                      Reorganization or Change of Control
                      -----------------------------------

          7.1 Reorganization. If the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding stock), or if all or substantially all of the assets or more than 50 percent of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy
Code) including a divisive reorganization under Section 355 of the Code, or liquidation of the Company, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Restricted Stock Awards and Options, either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Restricted Stock Awards and Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Directors and Subsidiary Directors holding such Restricted Stock Awards and Options as a result of such substitution and the excess of the aggregate Fair Market Value of the shares subject to such Options immediately before such substitution over the Option Price thereof, or (ii) accelerate the restriction period for any outstanding Restricted Stock Awards so that all restrictions applicable to Restricted Stock Awards shall lapse prior to any such event and, upon written notice to the Directors and Subsidiary Directors, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated. In the latter event, the Committee shall accelerate the exercise dates of outstanding Options.

          7.2  Change of Control

               (a) In General. Upon a change in control of the Company as defined in subsection 7.2(c), then (i) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the individuals to whom such Option have been granted remain Directors or Subsidiary Directors; and (ii) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse.

               (b)  Limitation on Payments.  If the provisions of this Section
7.2 would result in the receipt by any Director or Subsidiary Director of a payment within the meaning of Section 280G of the Code and the regulations promulgated thereunder and if the receipt of such payment by any Director or Subsidiary Director would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment of such Director or Subsidiary Director of any excise tax provided for in Sections 280G and 4999 of the Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Director or Subsidiary Director.

               (c) Definition. For purposes of the Plan, a "change in control" shall mean any of the following:

                     (i) The acquisition of or the ownership of 50 percent or more of the total Stock of the Company then issued and outstanding, by any person, or group of affiliated persons, or entities not affiliated with the Company as of the Effective Date of this Plan, without the consent of the Board of Directors, or

                     (ii) The election of individuals constituting a majority of the Board of Directors who were not either (A) members of the Board of Directors prior to the election or (B) recommended to the shareholders by management of the Company, or

                     (iii) A legally binding and final vote of the shareholders of the Company in favor of selling all or substantially all of the assets of the Company.

                                   Section 8

                              Rights of Directors
                              -------------------


          8.1 Retention as Director. Nothing contained in the Plan or in any Restricted Stock Award or Option granted under the Plan shall interfere with or limit in any way the right of the shareholders of the Company to remove any Director from the Board or a Subsidiary Director from the board of directors of a Subsidiary, pursuant to the bylaws of the Company or Subsidiary, nor confer upon any Director or Subsidiary Director any right to continue in the service of the Company or Subsidiary.

          8.2 Nontransferability. No right or interest of any Director or Subsidiary Director in a Restricted Stock Award (prior to the completion of the restriction period applicable thereto) or Option, granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Director or Subsidiary Director, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Director's or a Subsidiary Director's death, the Director's or Subsidiary Director's rights and interests in Restricted Stock Awards and Options shall, to the extent provided in Section 6, be transferable by testamentary will or the laws of descent and distribution. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

                                   Section 9

                              General Restrictions
                              --------------------

          9.1 Investment Representations. The Company may require any person to whom a Restricted Stock Award or Option is granted, as a condition of receiving such Restricted Stock Award or of exercising such Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Restricted Stock Award or

Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

          9.2 Compliance with Securities Laws. Each Restricted Stock Award and Option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Restricted Stock Award or Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares thereunder, such Restricted Stock Award or Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

          9.3 Changes in Accounting Rules. Notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Restricted Stock Awards or Options shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary any then outstanding Restricted Stock Awards and Options as to which the applicable restrictions have not been satisfied.

          9.4 Withholding of Tax. To the extent required by applicable law and regulation, each Director and Subsidiary Director must arrange with the Company for the payment of any federal, state or local income or other tax applicable to the Restricted Stock Award granted hereunder or the exercise of an Option granted hereunder before the Company shall be required to deliver to the Director or Subsidiary Director a certificate for such Stock free and clear of all restrictions under this Plan.

                                  Section 10

                 Plan Amendment, Modification and Termination
                 --------------------------------------------

          The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

          No amendment, modification or termination of the Plan shall in any manner adversely affect any Restricted Stock Awards or Options theretofore granted under the Plan without the consent of the Director holding such Restricted Stock Awards or Options.

                                  Section 11

                              Requirements of Law
                              -------------------

          11.1 Requirements of Law. The issuance of stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

          11.2 Federal Securities Law Requirements. Restricted Stock Awards and Options granted hereunder shall be subject to all conditions required under Rule 16b-3 to qualify the Restricted Stock Award or Option for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement or stock option certificate with the Director or Subsidiary Director that describes the Restricted Stock Award or Option.

          11.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

                                  Section 12

                             Duration of the Plan
                             --------------------

          The Plan shall terminate at such time as may be determined by the Board of Directors, and no Restricted Stock Award or Option shall be granted after such termination. Restricted Stock Awards outstanding at the time of the Plan termination shall become free of restrictions in accordance with their terms. Options outstanding at the time of the Plan termination shall continue for the duration of the Option Term applicable to the Option.


Dated:    March __, 2000


ATTEST:                                       GRAPHIC PACKAGING INTERNATIONAL
                                                CORPORATION


                                              By: /s/ Jill B.W. Sisson
                                                 ---------------------
                                                  Jill B.W. Sisson
                                                  Vice President and
                                                  General Counsel

                                                                PRELIMINARY COPY
                                                          For Information of the
                                                         Securities and Exchange
                                                                 Commission Only


                             [Form of Proxy Card]

                                     PROXY
                   For the Annual Meeting of Shareholders of
                            ACX TECHNOLOGIES, INC.
                           4455 Table Mountain Drive
                            Golden, Colorado 80403

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Jeffrey H. Coors and William K. Coors, or either of them, as proxies, with power of substitution to vote all the shares of the undersigned held of record by the undersigned as of March 22, 2000, with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of ACX Technologies, Inc. (the "Company"), to be held at 10:30 A.M. (local time) on May 9, 2000 at the Arvada Center for the Arts and Humanities, 6901 Wadsworth Boulevard, Arvada, Colorado, or any adjournments thereof.

The Board of Directors recommends a vote FOR all of the nominees for director listed below under Proposal and approval of Proposals 2, 3 and 4.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposals stated below.

Proposal 1 - Election of Directors.

 FOR all Nominees listed below [  ]                  WITHHOLDING AUTHORITY [  ]
 (except as marked to the contrary below)    To Vote FOR all Nominees below

Nominees:  John D. Beckett
           William K. Coors

To withhold authority to vote for any individual nominee, strike a line through the name of the nominee above. Your vote will be cast FOR the other nominee.

Proposal 2 - Approval of the amendment to the Company's Articles of Incorporation changing the Company's name to "Graphic Packaging International Corporation."

             FOR  [  ]         AGAINST  [  ]          ABSTAIN  [  ]

Proposal 3 - Approval of amendments to the Company's Executive Incentive Plan.

             FOR  [  ]         AGAINST  [  ]          ABSTAIN  [  ]

Proposal 4 - Approval of amendment to the Company's Equity Compensation Plan For Non-Employee Directors.

             FOR  [  ]         AGAINST  [  ]          ABSTAIN  [  ]

                                                                PRELIMINARY COPY
                                                          For Information of the
                                                         Securities and Exchange
                                                                 Commission Only

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE, VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE. [TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS, MERELY SIGN BELOW. NO BOXES NEED TO BE CHECKED.]

Date:

Signature:

Signature:

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed.
When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

                                       2